UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

EMAK WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3534145
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6330 SAN VICENTE BLVD.

LOS ANGELES, CALIFORNIA 90048

(323) 932-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Teresa L. Tormey

Chief Administrative Officer and General Counsel

6330 San Vicente Blvd.

Los Angeles, California 90048

(323) 932-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Robert A. Miller, Jr., Esq.

Paul, Hastings, Janofsky & Walker LLP

515 Flower Street, 25th Floor

Los Angeles, CA 90071

(213) 683-6000

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

On November 4, 1996, EMAK Worldwide, Inc. filed a registration statement on Form S-3, as amended by that certain Amendment No. 1, filed on November 15, 1996, and that certain Amendment No. 2, filed on November 22, 1996 (Registration No. 333-15479) (as amended, the "Form S-3"), which registered up to 176,745 shares of common stock issuable upon the exercise of warrants for resale by certain of the Company’s shareholders from time to time. The Form S-3 was declared effective by the Securities and Exchange Commission on November 25, 1996.

This Post-Effective Amendment No. 1 to the Form S-3 deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 29, 2008.

EMAK WORLDWIDE, INC.

By:	/s/ James L. Holbrook, Jr.
Name: James L. Holbrook, Jr.
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Holbrook, Jr.	Chief Executive Officer, Director	September 29, 2008
James L. Holbrook, Jr.	(Principal Executive Officer)

/s/ Michael W. Sanders	Chief Financial Officer	September 29, 2008
Michael W. Sanders	(Principal Financial Officer)

/s/ Roy Dar	Senior Vice President, Controller	September 29, 2008
Roy Dar	(Principal Accounting Officer)

/s/ Stephen P. Robeck	Chairman, Director	September 29, 2008
Stephen P. Robeck

/s/ Howard D. Bland	Director	September 29, 2008
Howard D. Bland

/s/ Jeffrey S. Deutschman	Director	September 29, 2008
Jeffrey S. Deutschman

Director
Daniel W. O’Connor

/s/ Debra Fine	Director	September 29, 2008
Debra Fine

/s/ Jordan H. Rednor	Director	September 29, 2008
Jordan H. Rednor